CONSULTING SERVICES AGREEMENT

This Agreement made as of the 20th day of February, 2003 (the "Effective Date").

BETWEEN:

ENTRÉE GOLD INC., a body corporate having a business office at 1400-570 Granville Street, Vancouver, British Columbia, V6C 3P1;

(the "Company")

AND:

BUCKINGHAM SECURITIES LIMITED, a body corporate having a business office at Bratton Hill, Slough Lane, Buckland, Surrey, England RH3 7BJ

(the "Contractor")

WHEREAS:

A. The Company is a reporting issuer in British Columbia, the securities of which are listed for trading on the TSX Venture Exchange (the "Exchange"); and

B. The Company wishes to retain the Contractor to provide services essentially in the nature of financial and business consulting, as well as seeking on behalf of the Company if and when it should request the same, equity or debt funding, and seeking on behalf of the Company assets for potential acquisition, all in accordance with the terms of this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. Engagement of the Contractor

1.1 Engagement

The Company hereby engages the Contractor as an independent contractor to provide the Services defined below, and the Contractor has agreed to provide the Services to the Company, subject to the terms and conditions described in this Agreement.

1.2 Independent Contractor

In providing the Services hereunder, the Contractor shall be an independent contractor and not an employee or agent of the Company, except that the Contractor shall be the agent of the Company solely in circumstances where the Contractor must be the agent to carry out its obligations as set forth in this Agreement. Nothing in this Agreement shall be deemed to require the Contractor to provide services exclusively to the Company and the Contractor hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Contractor's behalf or on behalf of the Contractor's employees and officers and the Contractor, its employees and its officers shall not be entitled to the fringe benefits provided by the Company to its employees.

2. Services of the Contractor

2.1 General

The Contractor shall provide the following Services:

(a) provide financial and business consulting, seeking on behalf of the Company if and when it should request the same, equity or debt funding, and seeking on behalf of the Company assets for potential acquisition;

(b) seek on behalf of the Company equity or debt funding for the Company;

(c) when the Company should request the same, seek on behalf of the Company assets for potential acquisition by the Company;

(d) conform to all lawful instructions and directions from time to time given to the Contractor by the officers and directors of the Company; and

(e) perform any other services or functions reasonably required by the Company and within the general scope of the Contractor's Services as set forth in this Agreement and otherwise operate and manage the promotional activities of the Company in accordance with and as limited by this Agreement.

2.2 Appointment of Relph

In addition to the foregoing Services, the Contractor agrees to make available C. Robin Relph, who shall be appointed by the Company as its European Representative during the Term of this Agreement and any extension thereof.

2.3 Dissemination of Information

The Contractor shall not disseminate or spread false or misleading information relating to the Company to any person. The Contractor shall disseminate any news and information that is specifically authorized in writing by the Company. No act or omission by the Company shall act to waive the requirements of this Section.

2.4 Authority of the Contractor

The Company hereby authorizes the Contractor, subject to the other provisions of this Agreement, to do all acts and things as the Contractor may in its discretion deem necessary or desirable to enable the Contractor to provide the Services.

2.5 Limitations and Restrictions

The Contractor shall not be entitled to enter into any commitment, contractual or other, binding upon, or pledge the credit of, the Company without the express prior written consent of the President or the board of directors of the Company.

2.6 Impossibility of Performance

If the provision of any of the Services of the Contractor set forth in this Agreement is beyond the reasonable control of the Contractor, the Contractor shall nonetheless be obliged to use its best efforts to provide such Service and to notify the Company that the provision of such Service is beyond its reasonable control.

3. Company's Agreements with the Contractor

3.1 Fees

In consideration of the provision of the Services, the Company shall pay to the Contractor a monthly fee of Cdn$5,000 per month, payable for each calendar month on the last business day of the month. The fee payable in respect of any part of a calendar month shall be pro-rated for that calendar month and paid on the last business day of that calendar month.

3.2 The Contractor's Expenses

The Contractor shall be reimbursed for all reasonable telephone, mail and travelling expenses actually and properly incurred by the Contractor in connection with the provision of the Services hereunder while travelling or outside the offices of the Company, provided that the Contractor submits to the Company detailed invoices and supporting documentation acceptable to the Company, acting reasonably. The Contractor shall invoice the Company for such expenses monthly in arrears. All such invoices shall be payable by the Company within 30 days of the date of the invoice. The Contractor shall not incur individual expenses of greater than $1,000 without the prior written approval of the Company.

3.3 Access to Company Information

The Company shall make available to the Contractor such information and data and shall permit the Contractor to have access to such documents or premises as are reasonably necessary to enable it to perform the Services under this Agreement.

4. Term of Agreement

4.1 Effective Date

This Agreement shall become effective as of the Effective Date and shall remain in force, subject to earlier termination as provided herein, on a month-to-month basis.

4.2 Termination

This Agreement may be terminated:

(a) upon the occurrence of any default by the Contractor, by the Company giving written notice to the Contractor specifying the nature of such default and upon the failure of the Contractor to fully cure or remedy such default within 5 days after the date of the written notice. For the purposes of this Agreement, a default by the Contractor shall be defined as the occurrence of any one or more of the following:

(i) the Contractor fails to perform any of the Services in the manner or within the time required herein or commits or permits a breach of or default of any of its obligations hereunder; or

(ii) the Company, acting reasonably, determines that the Contractor is acting or is likely to act in a manner detrimental to the Company or has violated or is likely to violate the confidentiality of any information relating to the Company;

(b) by the Company, immediately, without prior notice, if at any time the Contractor while providing the Services:

(i) commits a material breach of a provision of this Agreement;

(ii) is unable or unwilling to provide the Services under this Agreement; or

(iii) commits fraud or serious neglect or misconduct in the provision of the Services hereunder; or

(c) by the Contractor, acting reasonably, immediately, upon the failure of the Company to pay the fee as provided for in Section 3.1 above; and

(d) in the absence of cause, by either the Company or the Contractor upon the giving of two weeks' written notice by one party to the other.

4.3 Compensation of the Contractor on Termination

Upon termination of this Agreement, the Contractor shall be entitled to receive all sums due and payable under this Agreement to the date of termination and the Contractor shall have no right to receive any further payments. The Company may offset against any payment owing to the Contractor under this Agreement any damages, liabilities, costs or expenses suffered by the Company by reason of the fraud, negligence or wilful act of the Contractor.

5. Confidentiality

5.1 Ownership of Work Product

All reports, documents, concepts, products and processes together with any marketing schemes, business and sales contracts, and any business opportunities prepared, produced, developed, or acquired, by or at the direction of the Contractor, directly or indirectly, in connection with or otherwise developed or first reduced to practice by the Contractor in the provision of the Services hereunder (collectively, the "Work Product") shall belong exclusively to the Company which shall be entitled, exclusively, to all right, interest, profits or benefits in respect thereof. No copies, summaries or other reproductions of any Work Product shall be made by the Contractor without the express permission in writing of the Company.

5.2 Confidentiality

Except as authorized or required to provide the Services, the Contractor shall not reveal to any person any of the trade secrets, secret or confidential operations, processes or dealings, or any information concerning the organization, business, finances, transactions or other affairs of the Company of which it becomes aware during the Term of this Agreement and any extensions thereof. The Contractor shall keep secret all confidential information entrusted to it and shall not use or attempt to use this information in any manner that might injure or cause loss, either directly or indirectly, to the Company's business. This restriction shall continue to apply after the termination of this Agreement but shall cease to apply to information which may come into the public domain, other than as a result of disclosure by the Contractor.

The Contractor shall comply with such directions as the Company shall make to ensure the safeguarding or confidentiality of all such confidential information. The Contractor may disclose confidential information only to those of its employees and officers whose duties require them to know the same. The Contractor shall notify such employees and officers of the obligations contained in this Agreement with respect to confidentiality and restrictions on the use of confidential information. The Contractor shall require and direct such employees and officers to exercise a standard of care sufficient to preserve the confidential nature of the confidential information.

6. Miscellaneous

6.1 Severability

Each provision of this Agreement is intended to be severable. If any term or provision hereof shall be determined by a court or competent jurisdiction to be illegal or invalid for any reason whatsoever, that provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

6.2 Waiver and Consents

No consent, approval or waiver, express or implied, by any party hereto, to or of any breach or default by another party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party. The failure of a party to declare another other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of the breach or default of the other and shall not be construed to waive or limit the need for such consent or approval in any other instance.

6.3 Governing Law

This Agreement and all matters arising thereunder shall be governed by the laws of the Province of British Columbia.

6.4 Successors

This Agreement shall enure to the benefit of and be binding upon each of the parties and their respective heirs and successors.

6.5 Assignment

This Agreement may not be assigned to any other party.

6.6 Entire Agreement and Modifications

This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof. To be effective any modification of this Agreement must be in writing and signed by the parties.

6.7 Notices

All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if mailed, upon the first to occur of actual receipt or 48 hours after being placed in the mail, postage prepaid, registered or certified mail, return receipt requested, respectively addressed to the Company or the Contractor at its address set out above, or such other address as may be specified in writing to the other parties, but notice of a change of address shall be effective only upon the actual receipt.

6.8 Time of the Essence

Time is of the essence of this Agreement.

6.9 Further Assurances

From time to time after the execution of this Agreement, the parties shall make, do, execute or cause or permit to be made, done or executed all additional lawful acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

6.10 Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute one instrument.

6.11 Regulatory Approval

This Agreement is subject to obtaining all necessary approvals, if any, required from the Exchange and such other regulatory authorities as have jurisdiction.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto effective as of the day and year first above written.

ENTRÉE GOLD INC. per: /s/ Greg Crowe Authorized Signatory
BUCKINGHAM SECURITIES LIMITED per: /s/ Robin Relph Authorized Signatory